Exhibit 10.2

Execution Version

GUARANTY

THIS GUARANTY (this “Guaranty”), dated as of September [__], 2026 (the “Effective Date”), is made by CHESAPEAKE UTILIIES CORPORATION (“Guarantor”), in favor of FLORIDA ENERGY PATHWAY, LLC (“Counterparty”).

RECITALS:

A.

WHEREAS, Counterparty and Guarantor’s indirect, wholly-owned subsidiary, Peninsula Pipeline Holdings, LLC (“Obligor”), have entered into, or concurrently herewith are entering into, that certain Amended and Restated Limited Liability Company Agreement of Counterparty, effective as of September 1, 2026 (the “Agreement”) (capitalized terms set forth herein but not otherwise defined shall have the meanings ascribed to them in the Agreement);

B.

WHEREAS, the Agreement requires each Member of Counterparty to provide one or more forms of Performance Assurances securing such Member’s obligation to contribute capital to Counterparty in accordance with the Agreement; and

C.	WHEREAS, Guarantor will directly or indirectly benefit from the Agreement between Obligor and Counterparty;

NOW THEREFORE, in consideration of the foregoing premises and as an inducement for Counterparty’s execution, delivery and performance of the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees for the benefit of Counterparty as follows:

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1. GUARANTY. Subject to the terms and provisions hereof, Guarantor hereby absolutely and irrevocably guarantees the timely payment when due of all obligations owing by Obligor to Counterparty arising pursuant to the Agreement on or after the Effective Date (the “Obligations”). This Guaranty shall constitute a guarantee of payment and not of collection. The liability of Guarantor under this Guaranty shall be subject to the following limitations:

(a)

Notwithstanding anything herein or in the Agreement to the contrary, the maximum aggregate obligation and liability of Guarantor under this Guaranty, and the maximum recovery from Guarantor under this Guaranty, shall in no event exceed One Hundred Nine Million One Hundred Sixty-One Thousand One Hundred Twenty-Nine and 50/100ths U.S. Dollars (U.S. $109,161,129.50) (the “Maximum Recovery Amount”). The Maximum Recovery Amount is subject to reduction in accordance with Section 4.01(b) of the Agreement; provided, that at no time prior to the In-Service Date will the Guarantor’s contingent liability hereunder be less than the Obligor’s share as set forth in Section 4.01(b) of the Agreement.

(b)

The obligation and liability of Guarantor under this Guaranty is specifically limited to payments expressly required to be made under the Agreement, as well as costs of collection and enforcement of this Guaranty (including attorney’s fees and costs) to the extent reasonably and actually incurred by the Counterparty (subject in all instances, to the limitations imposed by the Maximum Recovery Amount as specified in Section 1(a) above). In no event, however, shall Guarantor be liable for or obligated to pay any consequential, indirect, incidental, lost profit, special, exemplary, punitive, equitable or tort damages.

2. DEMANDS AND PAYMENT.

(a)

If Obligor fails to pay any Obligation to Counterparty when such Obligation is due and owing under the Agreement taking into account any applicable noticed and cure periods (an “Overdue Obligation”), Counterparty may present a written demand to Guarantor calling for Guarantor’s payment of such Overdue Obligation pursuant to this Guaranty (a “Payment Demand”).

(b)

Guarantor’s obligation hereunder to pay any particular Overdue Obligation(s) to Counterparty is conditioned upon Guarantor’s receipt of a Payment Demand from Counterparty satisfying the following requirements: (i) such Payment Demand must identify the specific Overdue Obligation(s) covered by such demand, the specific date(s) upon which such Overdue Obligation(s) became due and owing under the Agreement, and the specific provision(s) of the Agreement pursuant to which such Overdue Obligation(s) became due and owing; (ii) such Payment Demand must be delivered to Guarantor in accordance with Section 9 below; and (iii) the specific Overdue Obligation(s) addressed by such Payment Demand must remain due and unpaid at the time of such delivery to Guarantor.

(c)

After issuing a Payment Demand in accordance with the requirements specified in Section 2(b) above, Counterparty shall not be required to issue any further notices or make any further demands with respect to the Overdue Obligation(s) specified in that Payment Demand, and Guarantor shall be required to make payment with respect to the Overdue Obligation(s) specified in that Payment Demand within five (5) Business Days after Guarantor receives such demand. As used herein, the term “Business Day” shall mean all weekdays (i.e., Monday through Friday) other than any weekdays during which commercial banks or financial institutions are authorized to be closed to the public in the State of Florida.

(d)	All amounts becoming payable by Guarantor to Counterparty under this Guaranty shall be payable by wire transfer to the bank account designated in writing by Counterparty.

3. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants that:

(a)

it is a corporation duly organized and validly existing under the laws of the State of Guarantor and has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Guaranty;

(b)	Guarantor has the financial capacity to perform all of its obligations under this Guaranty;

(c)

there are no bankruptcy, insolvency, reorganization, receivership or arrangement procedures, pending with respect to, being contemplated by, or to the actual knowledge of Guarantor, threatened in writing against Guarantor;

(d)

no authorization, approval, consent or order of, or registration or filing with, any court or other governmental body having jurisdiction over Guarantor is required on the part of Guarantor for the execution and delivery of this Guaranty; and

(e)

this Guaranty constitutes a valid and legally binding agreement of Guarantor, enforceable against Guarantor in accordance with the terms hereof, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

4. RESERVATION OF CERTAIN DEFENSES. Without limiting Guarantor’s own defenses and rights hereunder, Guarantor reserves to itself all rights, setoffs, counterclaims and other defenses to which Obligor is or may be entitled arising from or out of the Agreement, except for defenses (if any) based upon the bankruptcy, insolvency, dissolution or liquidation of Obligor or any lack of power or authority of Obligor to enter into and/or perform the Agreement.

5. AMENDMENT OF GUARANTY. No term or provision of this Guaranty shall be amended, modified, altered, waived or supplemented except in a writing signed by Guarantor and Counterparty; provided, however, that an amendment to this Guaranty increasing the Maximum Recovery Amount and/or extending the termination date of this Guaranty may be executed solely by Guarantor. Guarantor shall provide written notice of any change to the Maximum Recovery Amount and/or the termination date.

6. WAIVERS AND CONSENTS. Subject to and in accordance with the terms and provisions of this Guaranty:

(a)

Except as required in Section 2 above, Guarantor hereby waives (i) notice of acceptance of this Guaranty; (ii) presentment and demand concerning the liabilities of Guarantor; and (iii) any right to require that any action or proceeding be brought against Obligor or any other person, or to require that Counterparty seek enforcement of any performance against Obligor or any other person, prior to any action against Guarantor under the terms hereof.

(b)

No delay by Counterparty in the exercise of (or failure by Counterparty to exercise) any rights hereunder shall operate as a waiver of such rights, a waiver of any other rights or a release of Guarantor from its obligations hereunder (with the understanding, however, that the foregoing shall not be deemed to constitute a waiver by Guarantor of any rights or defenses which Guarantor may at any time have pursuant to or in connection with any applicable statutes of limitation).

(c)

Without notice to or the consent of Guarantor, and without impairing or releasing Guarantor’s obligations under this Guaranty, Counterparty may: (i) change the manner, place or terms for payment of all or any of the Obligations (including renewals, extensions or other alterations of the Obligations); (ii) release any person (other than Obligor or Guarantor) from liability for payment of all or any of the Obligations; or (iii) receive, substitute, surrender, exchange or release any collateral or other security for any or all of the Obligations.

(d)

Guarantor’s obligations hereunder shall not be affected by the genuineness, validity, regularity or enforceability of the obligations hereunder or in the Agreement or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or, subject to Section 4, by any other event, occurrence or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety (other than payment in full of the obligations hereunder).

7. REINSTATEMENT. Guarantor agrees that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if all or any part of any payment made hereunder is at any time avoided or rescinded or must otherwise be restored or repaid by Counterparty as a result of the bankruptcy or insolvency of Obligor, all as though such payments had not been made.

8. TERMINATION. Subject to the Agreement (including, Section 4.01(b) with respect to replacement Performance Assurances), this Guaranty and the Guarantor’s obligations hereunder will terminate automatically and immediately upon the earlier of (i) the termination or expiration of the Agreement, (ii) 11:59:59 Eastern Prevailing Time on the In-Service Date, or (iii) the date that is 364 days after the Effective Date]; provided, however, that no such termination shall affect Guarantor’s liability with respect to any Obligation incurred prior to the time the termination is effective, which Obligation shall remain subject to this Guaranty.

9. NOTICE. Any Payment Demand, notice, request, instruction, correspondence or other document to be given hereunder (herein collectively called “Notice”) by Counterparty to Guarantor, or by Guarantor to Counterparty, as applicable, shall be in writing and may be delivered either by (i) U.S. certified mail with postage prepaid and return receipt requested, or (ii) recognized nationwide courier service with delivery receipt requested, in either case to be delivered to the following address (or to such other U.S. address as may be specified via Notice provided by Guarantor or Counterparty, as applicable, to the other in accordance with the requirements of this Section 9):

TO GUARANTOR:*	TO COUNTERPARTY:

CHESAPEAKE UTILITIES CORPORATION 500 Energy Lane Suite 400 Dover, Delaware 19901 Attention: Chief Financial Officer and Treasurer	FLORIDA ENERGY PATHWAY, LLC Attention: ___________________

Copy to: General Counsel Chesapeake Utilities Corporation 500 Energy Lane Suite 400 Dover, Delaware 19901	Copy to:

Any Notice given in accordance with this Section 9 will (i) if delivered during the recipient’s normal business hours on any given Business Day, be deemed received by the designated recipient on such date, and (ii) if not delivered during the recipient’s normal business hours on any given Business Day, be deemed received by the designated recipient at the start of the recipient’s normal business hours on the next Business Day after such delivery.

10. MISCELLANEOUS.

(a)

This Guaranty shall in all respects be governed by, and construed in accordance with, the law of the State of New York without regard to principles of conflicts of laws thereunder (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

(b)

This Guaranty shall be binding upon Guarantor and its successors and permitted assigns and inure to the benefit of and be enforceable by Counterparty and its successors and permitted assigns. Guarantor may not assign this Guaranty in part or in whole without the prior written consent of Counterparty. Counterparty may not assign its rights or benefits under this Guaranty in part or in whole without the prior written consent of Guarantor.

(c)	This Guaranty embodies the entire agreement and understanding between Guarantor and Counterparty and supersedes all prior agreements and understandings relating to the subject matter hereof.

(d)

The headings in this Guaranty are for purposes of reference only, and shall not affect the meaning hereof. Words importing the singular number hereunder shall include the plural number and vice versa, and any pronouns used herein shall be deemed to cover all genders. The term “person” as used herein means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated association, or government (or any agency or political subdivision thereof).

(e)

Wherever possible, any provision in this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f)

Counterparty (by its acceptance of this Guaranty) and Guarantor each hereby irrevocably: (i) consents and submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York, or if that court does not have subject matter jurisdiction, to the exclusive jurisdiction of the Supreme Court of the State of New York, New York County (without prejudice to the right of any party to remove to the United States District Court for the Southern District of New York) for the purposes of any suit, action or other proceeding arising out of this Guaranty or the subject matter hereof or any of the transactions contemplated hereby brought by Counterparty, Guarantor or their respective successors or assigns; and (ii) waives (to the fullest extent permitted by applicable law) and agrees not to assert any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Guaranty or the subject matter hereof may not be enforced in or by such court.

(g)

COUNTERPARTY (BY ITS ACCEPTANCE OF THIS GUARANTY) AND GUARANTOR EACH HEREBY IRREVOCABLY, INTENTIONALLY AND VOLUNTARILY WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS GUARANTY OR THE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON RELATING HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO GUARANTOR’S EXECUTION AND DELIVERY OF THIS GUARANTY.

(h)

Delivery of an executed signature page of this Guaranty by facsimile or email shall be effective as delivery of a manually executed counterpart hereof. The words “execute,” “execution,” “signed,” “signature,” and words of similar import in this Guaranty shall be deemed to include electronic signatures or digital signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000, the Electronic Signatures and Records Act of 1999, or any other similar state laws based on the Uniform Electronic Transactions Act.

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IN WITNESS WHEREOF, the Guarantor has executed this Guaranty on September [__], 2026, but it is effective as of the Effective Date.

CHESAPEAKE UTILITIES CORPORATION

By:
Name: Jeffrey S. Sylvester, Chief Financial Officer